Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Mohegan Tribal Gaming Authority of our report dated December 27, 2013 relating to the financial statements and financial statement schedule of Mohegan Tribal Gaming Authority, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Hartford, CT

January 27, 2014